Exhibit 4

The Depository Trust Company
A subsidiary of The Depository Trust & Clearing Corporation

[FORM OF]
MEDIUM-TERM NOTE – MASTER NOTE

___________________________________________
(Date of Issuance)

Ryder System, Inc. (“Issuer”), a corporation organized and existing under the laws of the State of Florida, for value received, hereby promises to pay to Cede & Co. or its registered assigns (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date as applicable, of each obligation identified on the records of Issuer (which records are maintained by The Bank of New York Mellon Trust Company, N.A. (“Paying Agent”)) as being evidenced by this Master Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and binding obligation of Issuer.

IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.

ATTEST:

______________________________________________ ___________________________________________
(Signature)                         (Issuer)

By: ____________________________________________                                             (Authorized Signature)

                                ___________________________________________
[Seal]                                            (Trustee)

By: ____________________________________________
(Authorized Signature)

(Reverse Side of Note)

This Master note evidences indebtedness of Issuer of a single Series Medium-Term Notes (Series Designator) and Rank senior and are unsecured and unsubordinated general obligations (Secured/Unsecured/Senior/Junior/Subordinated/Unsubordinated) (the “Debt Obligations”), all issued or to be issued under and pursuant to an Indenture dated as of October 3, 2003, as amended (the “Indenture”), duly executed and delivered by Issuer to The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of Issuer of this Series are limited (except, as provided in the Indenture) to the principal amount of $Indeterminate Amount designated as the Medium-Term Notes of Issuer Due From Date of Issue.

No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

____________________________________________________________________________________
(Name, Address, and Taxpayer Identification Number of Assignee)
the Master Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

________________________________________________
Dated:                                         (Signature)

Signature(s) Guaranteed:	NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

RYDER SYSTEM, INC.
RIDER TO MASTER NOTE DATED
MEDIUM-TERM NOTE
This rider forms a part of and is incorporated into the Master Note dated           of Ryder System, Inc. (the “Company”) registered in the name of Cede & Co., or its registered assigns, evidencing the Company’s Medium-Term Notes (the “Notes”).

REFERENCE IS HEREBY MADE TO THE TERMS OF THE DEBT OBLIGATIONS SET FORTH IN THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED MARCH 30, 2018 AND PROSPECTUS DATED MARCH 30, 2018 (OR ANY SUCCESSOR PROSPECTUS OR PROSPECTUS SUPPLEMENT THAT HAS BEEN DELIVERED TO THE TRUSTEE) (AS EACH MAY BE SUPPLEMENTED OR AMENDED FROM TIME TO TIME) RELATING TO EACH ISSUANCE OF DEBT OBLIGATIONS, AS FILED BY THE COMPANY FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION AND NOTATED ON ANNEX A HEREOF, WHICH TERMS ARE INCORPORATED BY REFERENCE INTO THE MASTER NOTE (SUCH MASTER NOTE, TOGETHER WITH THIS RIDER, HEREIN REFERRED TO AS THIS “MASTER NOTE”). THE TERMS OF SUCH DEBT OBLIGATIONS AS SO INCORPORATED MAY INCLUDE LIMITATIONS ON THE RIGHT TO PAYMENT OF PRINCIPAL AND INTEREST (AT MATURITY OR OTHERWISE) AND LIMITATIONS ON THE ABILITY OF HOLDERS TO BRING SUITS AGAINST THE COMPANY. ALL OF THE TERMS OF THE DEBT OBLIGATIONS, INCLUDING THE OBLIGATIONS OF THE ISSUER AND LIMITATIONS ON THE RIGHTS OF THE HOLDERS, AND NOT SOLELY ADDITIONAL RIGHTS OF HOLDERS, ARE INCORPORATED BY REFERENCE INTO THIS MASTER NOTE, AND SUCH TERMS INCLUDE, WITHOUT LIMITATION, DEFINITIONS THAT ARE NOT INCLUDED IN THE MASTER NOTE. THE PRICING SUPPLEMENTS(S) REFERRED TO ABOVE THAT ESTABLISH THE TERMS OF THE DEBT OBLIGATIONS WILL BE MAINTAINED BY THE PAYING AGENT.

THIS MASTER NOTE IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL CERTIFICATES EVIDENCING THE DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL REGISTERED SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

ANNEX A

Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Supplemental Obligation	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation